Exhibit 10.1

                          CONSULTING SERVICES AGREEMENT

This Consulting Services Agreement (this "Agreement") is dated November 1, 2005, and is entered into in Zhejiang between Capital Future Development Limited, incorporated under law of British Virgin Islands ("Party A") and Zhejiang Yong Xin Digital Technology Co., Ltd., duly established under law of People's Republic of China, with a registered address at No. 315 Hu Shu Nan Rd, Gong Ye District, Hangzhou, China ("Party B"). Party A and Party B are referred to collectively in this Agreement as the "Parties."

                                    RECITALS

     (1) Party A, a company duly incorporated under law of British Islands, has the expertise in the business of digital products;

     (1) Party B is a limited company incorporated in China, and is engaged in the selling, circulation and modern logistics of 3C products (communication products, information technology ("IT") products and digital products) in China (the "Business");

     (2) The Parties desire that Party A provide technology consulting services and relevant services to Party B;

     (3) The Parties are entering into this Agreement to set forth the terms and conditions under which Party A shall provide consulting services to Party B.

NOW THEREFORE, the Parties agree as follows:

1. DEFINITIONS

1.1 In this Agreement the following terms shall have the following meanings:

"Affiliate," with respect to any Person, shall mean any other Person that directly or indirectly controls, or is under common control with, or is controlled by, such Person. As used in this definition, "control" shall mean possession, directly or indirectly, of power to direct or cause the direction of
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management or policies (whether  ownership of securities or partnership or other ownership interests, by contract or otherwise);

"Consulting Services Fee" shall be as defined in Clause 3.1;

"Indebtedness" shall mean, as to any Person, without duplication, (i) all indebtedness (including principal, interest, fees and charges) of such Person for borrowed money for the deferred purchase price of property or services, (ii) the face amount of all letters of credit issued for the amount of such Person and all drafts drawn thereunder, (iii) all liabilities secured by any Lien on any property owned by such person, whether or not such liabilities have been assumed by such Person, (iv) the aggregate amount required to be capitalized under leases under which such Person is the lessee and (v) all contingent obligations (including, without limitation, all guarantees to third parties) of such Person;

"Lien" shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement of any kind or nature whatsoever (including. without limitation, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under recording or notice statute, and any lease having substantially the same effect as any of the foregoing);

"Person" shall mean any individual, corporation, company, voluntary association, partnership, joint venture, trust, unincorporated organization, entity or other organization or any government body;

"PRC" means the People's Republic of China;

"Services" means the services to be provided under the Agreement by Party A to Party B, as more specifically described in Clause 2; In this Agreement a reference to a Clause, unless the context otherwise requires, is a reference to a clause of this Agreement.

1.2 The headings in this Agreement shall not affect the interpretation of this Agreement.

2. RETENTION AND SCOPE OF SERVICES

2.1 Party B hereby agrees to retain the services of Party A, and Party A accepts such appointment, to provide to Party B services in relation to the current and proposed operations of Party B's business in the PRC upon the terms and conditions of this Agreement. The services subject to this Agreement shall include, without limitation:

     (a)  General  Business   Operation.   Advice  and  assistance  relating  to
development of technology and provision of consultancy services, particularly as related to travel services.

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     (b) Human Resources.

          (i) Advice and assistance in relation to the staffing of Party B, including assistance in the recruitment, employment and secondment of management personnel, administrative personnel and staff of Party B;

          (ii) Training of management, staff and administrative personnel;

          (iii) Assistance in the development of sound payroll administrative controls in Party B;

          (iv) Advice and assistance in the relocation of management and staff of Party B;

     (c) Research and Development

          (i) Advice and assistance in relation to research and development of Party B;

          (ii) Advice and assistance in industry development; and

     (d) Other. Such other advice and assistance as may be agreed upon by the Parties.

2.2 Exclusive Services Provider. During the term of this Agreement, Party A shall be the exclusive provider of the Services. Party B shall not seek or accept similar services from other providers unless the prior written approval is obtained from Party A.

2.3 Intellectual Properties Related to the Services. Party A shall own all intellectual property rights developed or discovered through research and development, in the course of providing Services, or derived from the provision of the Services. Such intellectual property rights shall include patents, trademarks, trade names, copyrights, patent application rights, copyright and trademark application rights, research and technical documents and materials, and other related intellectual property rights including the right to license or transfer such intellectual properties. If Party B must utilize any intellectual property, Party A agrees to grant an appropriate license to Party B on terms and conditions to be set forth in a separate agreement.

2.4 Pledge. Party B shall permit and cause Party B's shareholders to pledge the equity interests of Party B to Party A for securing the Fee that should be paid by Party B pursuant to this Agreement.

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3. PAYMENT

3.1 General.

     (a) In consideration of the Services provided by Party A hereunder, Party B shall pay to Party A during the term of this Agreement a consulting services fee (the "Consulting Services Fee"), payable in RMB each quarter, equal to all of its revenue for such quarter based on the quarterly financial statements provided under Clause 5.1 below. Such quarterly payment shall be made within 15 days after receipt by Party A of the financial statements referenced above.

     (b) Party B will permit, from time to time during regular business hours as reasonably requested by Party A, or its agents or representatives (including independent public accountants, which may be Party B's independent public accountants), (i) to conduct periodic audits of books and records of Party B,
(ii) to examine and make copies of and abstracts from all books, records and documents (including, without limitation, computer tapes and disks) in the possession or under the control of Party B (iii) to visit the offices and properties of Party B for the purpose of examining such materials described in clause (ii) above, and (iv) to discuss matters relating to the performance by Party B hereunder with any of the officers or employees of Party B having knowledge of such matters. Party A may exercise the audit rights provided in the preceding sentence at any time, provided that Party A provides ten days written notice to Party B specifying the scope, purpose and duration of such audit. All such audits shall be conducted in such a manner as not to interfere with Party B's normal operations.

3.2 Party B shall not be entitled to set off any amount it may claim is owed to it by Party A against any Consulting Services Fee payable by Party B to Party A unless Party B first obtains Party A's written consent.

3.3 The Consulting Services Fee shall be paid in RMB by telegraphic transfer to Party an Account No______________, to such other account or accounts as may be specified in writing from time to time by Party A.

3.4 Should Party B fail to pay all or any part of the Consulting Service's Fee due to Party A in RMB under this Clause 3 Within the time limits stipulated, Party B shall pay to Party A interest in RMB on the amount overdue based on the three (3) month lending rate for RMB announced by the Bank of China on the relevant due date.

3.5 All payments to be made by Party B hereunder shall be made free and clear of and without deduction for or on account of tax, unless Party B is required to make such payment subject to the deduction or withholding of tax.

4. FURTHER TERMS OF COOPERATION

4.1 All business revenue of Party B shall be directed in full by Party B into a bank account(s) nominated by Party A.

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5. UNDERTAKINGS OF PARTY A

Party B hereby agrees that, during the term of the Agreement:

5.1  Information Covenants.  Party B will furnish to Party A:

     5.1.1 Preliminary Monthly Reports. Within five (5) days of the end of each calendar month the preliminary income statements and balance sheets of Party B made up to and as at the end of such calendar month, in each case prepared in accordance with the PRC generally accepted accounting principles, consistently applied;

     5.1.2 Final Monthly Reports. Within ten (10) days after the end of each calendar month, a final report from Party B on the financial position and results of operations and affairs of Party B made up to and as at the end of such calendar month and for the elapsed portion of the relevant financial year, setting forth in each case in comparative form figures for the corresponding period in the preceding financial year, in each case prepared in accordance with the PRC generally accepted accounting principles, consistently applied;

     5.1.3 Quarterly Reports. As soon as available and in any event within forty-five (45) days after each Quarterly Date (as defined below), unaudited consolidated and consolidating statements of income, retained earnings and changes in financial position of the Party B and its subsidiaries, if any, for such quarterly period and for the period from the beginning of the relevant fiscal year to such Quarterly Date and the related consolidated and consolidating balance sheets as at the end of such quarterly period, setting forth in each case actual versus budgeted comparisons and in comparative form the corresponding consolidated and consolidating figures for the corresponding period in the preceding fiscal year, accompanied by a certificate of the chief financial officer of the Party B, which certificate shall state that said financial statements fairly present the consolidated and consolidating financial condition and results of operations, as the case may be, of the Party B and its subsidiaries, if any, in accordance with PRC general accepted accounting principles applied on a consistent basis as at the end of, and for, such period (subject to normal year-end audit adjustments and the preparation of notes for the audited financial statements);

     5.1.4 Annual Audited Accounts. Within six (6) months of the end of the financial year, the annual audited accounts of Party B to which they relate (setting forth in each case in comparative form the corresponding figures for the preceding financial year), in each case prepared in accordance with, among others, the PRC generally accepted accounting principles, consistently applied;

     5.1.5 Budgets. At least 90 days before the first day of each financial year of Party B, a budget in form satisfactory to Party A (including budgeted statements of income and sources and uses of cash and balance sheets) prepared by Party B for each of the four financial quarters of such financial year accompanied by the statement of the chief financial officer of Party B to the

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effect that, to the best of his knowledge,  the budget is a reasonable  estimate for the period covered thereby.

     5.1.6 Notice of Litigation. Promptly, and in any event within one (1) business day after an officer of Party B obtains knowledge thereof, notice of
(i) any litigation or governmental proceeding pending against Party B which could materially adversely affect the business, operations, property, assets, condition (financial or otherwise) or prospects of Party B and (ii) any other event which is likely to materially adversely affect the business, operations, property, assets, condition (financial or otherwise) or prospects of Party B.

     5.1.7 Other Information. From time to time, such other information or documents (financial or otherwise) as Party A may reasonably request. For purposes of this Agreement, "a Quarterly Date" shall mean the last day of March, June, September and December in each year, the first of which shall be the first such day following the date of this Agreement; provided that if any such day is not a business day in the PRC, then such Quarterly Date shall be the next succeeding business day in the PRC.

5.2 Books, Records and Inspections. Party B will keep proper books of record and account in which full, true and correct entries in conformity with generally accepted accounting principles in the PRC and all requirements of law shall be made of all dealings and transactions in relation to its business and activities. Party B will permit officers and designated representatives of Party A to visit and inspect, under guidance of officers of Party B, any of the properties of Party B, and to examine the books of record and account of Party B and discuss the affairs, finances and accounts of Party B with, and be advised as to the same by, its and their officers, all at such reasonable times and intervals and to such reasonable extent as Party A may request.

5.3 Corporate Franchises. Party B will do or cause to be done, all things necessary to preserve and keep in full force and effect its existence and its material rights, franchises and licenses.

5.4 Compliance with Statutes, etc. Party B will comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, in respect of the conduct of its business arid the ownership of its property, including without limitation maintenance of valid and proper government approvals and licenses necessary to provide the services, except that such noncompliances could not, in the aggregate, have a material adverse effect on the business, operations, property, assets, condition (financial or otherwise) or prospects of Party B.

6. NEGATIVE COVENANTS

Party B covenants and agrees that, during the term of this Agreement, without the prior written consent of Party A.

6.1 Equity. Party B will not issue, purchase or redeem any equity or debt securities of Party B.

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6.2 Liens.  Party B will not create,  incur,  assume or suffer to exist any Lien upon or with respect to any property or assets (real or personal, tangible or intangible) of Party B whether now owned or hereafter acquired, provided that the provisions of this Clause 6.1 shall not prevent the creation, incurrence, assumption or existence of:

     6.2.1 Liens for taxes not yet due, or Liens for taxes being contested in good faith and by appropriate proceedings for which adequate reserves have been established; and

     6.2.2 Liens in respect of property or assets of Party B imposed by law, which were incurred in the ordinary course of business, and (x) which do not in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of Party B or
(y) which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property of assets subject to any such Lien.

6.3 Consolidation, Merger, Sale of Assets, etc. Party B will not wind up, liquidate or dissolve its affairs or enter into any transaction of merger or consolidation, or convey, sell, lease or otherwise dispose of (or agree to do any of the foregoing at any future time) all or any part of its property or assets, or purchase or otherwise acquire (in one or a series of related transactions) any part of the property or assets (other than purchases or other acquisitions of inventory, materials and equipment in the ordinary course of business) of any Person, except that (i) Party B may make sales of inventory in the ordinary course of business and (ii) Party B may, in the ordinary course of business, sell equipment which is uneconomic or obsolete.

6.4 Dividends. Party B will not declare or pay any dividends, or return any capital, to its shareholders or authorize or make any other distribution, payment or delivery of property or cash to its shareholders as such, or redeem, retire, purchase or otherwise acquire, directly or indirectly, for a consideration, any shares of any class of its capital stock now or hereafter outstanding (or any options or warrants issued by Party B with respect to its capital stock), or set aside any funds for any of the foregoing purposes.

6.5 Leases. Party B will not permit the aggregate payments (including, without limitation, any property taxes paid as additional rent or lease payments) by Party B under agreements to rent or lease any real or personal property to exceed [US$1 million] in any fiscal year of Party B.

6.6 Indebtedness. Party B will not Contract, create, incur, assume or suffer to exist any indebtedness, except accrued expenses and current trade accounts payable incurred in the ordinary course of business, and obligations under trade letters of credit incurred by Party B in the ordinary course of business, which are to be repaid in full not more than one (1) year after the date on which such indebtedness is originally incurred to finance the purchase of goods by Party B.

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6.7  Advances,  Investment  and Loans.  Party B will not lend money or credit or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any other Person, except that Parry A may acquire and hold receivables owing to it, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with Customary trade terms.

6.8 Transactions with Affiliates. Party B will not enter into any transaction or series of related transactions, whether or not in the ordinary course of business, with any Affiliate of Party B, other than on terns and conditions substantially as favorable to Party B as would be obtainable by Party B at the time in a comparable arm's-length transaction with a Person other than an Affiliate and with the prior written consent of Party A.

6.9 Capital Expenditures. Party B will not make any expenditure for fixed or capital assets (including, without limitation, expenditures for maintenance and repairs which should be "capitalized in accordance with generally accepted accounting principles in the PRC and including capitalized lease obligations) during any period set forth below (taken as one accounting period) which exceeds in the aggregate for Party B the amount of commencing in the fiscal year.

6.10 Modifications to Debt Arrangements, Agreements or Articles of Association. Party B will not (i) make any voluntary or optional payment or prepayment on or redemption or acquisition for value of (including, without limitation, by way of depositing with the trustee with respect thereto money or securities before due for the purpose of paying when due) any Existing Indebtedness or (ii) amend or modify, or permit the amendment or modification of, any provision of any Existing Indebtedness or of any agreement (including, without limitation, any purchase agreement, indenture, loan agreement or security agreement) relating to any of the foregoing or (iii) amend, modify or change its Articles of Association or Business License, or any agreement entered into by it, with respect to its capital stock, or enter into any new agreement with respect to its capital stock.

6.11 Line of Business. Party B will not engage (directly or indirectly) in any business other than those types of business prescribed within the business scope of Party B's business license except with the prior written consent of Party A.

7. TERM AND TERMINATION

7.1 This Agreement shall take effect on the date of execution of this Agreement and shall remain in full force and effect unless terminated pursuant to Clause 7.2.

7.2 This Agreement may be terminated:

     7.2.1 by either Party giving written notice to the other Party if the other Party has committed a material breach of this Agreement (including but not limited to the failure by Party B to pay the Consulting Services Fee) and such breach, if capable of remedy, has not been so remedied within, in the case of

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breach of a non-financial obligation, 14 days, following receipt of such written notice;

     7.2.2 either Party giving written notice to the other Party if the other Party becomes bankruptcy or insolvent or is the subject of proceedings or arrangements for liquidation or dissolution or ceases to carry on business or becomes unable to pay its debts as they come due;

     7.2.3 by either Party giving written notice to the other Party if, for any reason, the operations of Party A are terminated;

     7.2.4 by either Party giving written notice to the other Party if the business licence or any other license or approval material for the business operations of Party B is terminated, cancelled or revoked;

     7.2.5 by either Party giving written notice to the other Party if circumstances arise which materially and adversely affect the performance or the objectives of this Agreement; or

     7.2.6 by election of Party A with or without reason.

7.3 Any Party electing  properly to terminate this Agreement  pursuant to Clause
7.2 shall have no liability to the other Party for indemnity, compensation or damages arising solely from the exercise of such right. The expiration or termination of this Agreement shall not affect the continuing liability of Party B to pay any Consulting Services Fees already accrued or due and payable to Party A. Upon expiration or termination of this Agreement, all amounts then due and unpaid to Party A by Party B hereunder, as well as all other amounts accrued but not yet payable to Party A by Party B, shall forthwith become due and payable by Party B to Party A.

8. PARTY B'S REMEDY UPON PARTY A'S BREACH

In addition to the remedies provided elsewhere under this Agreement, Party A shall be entitled to remedies permitted under PRC laws, including without limitation compensation for any direct and indirect losses arising from the breach and legal fees incurred to recover losses from such breach.

9. AGENCY

The Parties are independent Contractors, and nothing in this Agreement shall be construed to constitute either Party to be the agent, Partner, legal representative, attorney or employee of the other for any Purpose whatsoever. Neither Party shall have the power or authority to bind the other except as specifically set out in this Agreement.

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10. GOVERNING LAW AND JURISDICTION

10.1 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the PRC.

10.2 Arbitration. Any dispute arising from, out of or in connection with this Agreement shall be settled through friendly consultations between the Parties. Such consultations shall begin immediately after one Party has delivered to the other Party a written request for such consultation. If within ninety (90) days following the date on which such notice is given, the dispute cannot be settled through consultations, the dispute shall, upon the request of any Shareholder with notice to the other Party, be submitted to arbitration in China under the auspices of China International Economic and Trade Arbitration Commission (the "CIETAC"). The Parties shall jointly appoint a qualified interpreter for the arbitration proceedings and shall be responsible for sharing in equal portions the expenses incurred by such appointment.

10.3 Number and Selection of Arbitrators. There shall be three (3) arbitrators. Party B shall select one (1) arbitrator and Party A shall select one (1) arbitrator, and both arbitrator shall be selected within thirty (30) days after giving or receiving the demand for arbitration. Such arbitrators shall be freely selected, and the Parties shall not be limited in their selection to any prescribed list. The chairman of the CIETAC shall select the third arbitrator. If a Party does not appoint an arbitrator who has consented to participate within thirty (30) days after the selection of the first arbitrator, the relevant appointment shall be made by the chairman of the CIETAC.

10.4 Language. Unless otherwise provided by the arbitration rules of CIETAC, the arbitration proceeding shall be conducted in English. The arbitration tribunal shall apply the arbitration rules of the CIETAC in effect on the date of the signing of this Agreement. However, if such rules are in conflict with the provisions of this Clause, including the provisions concerning the appointment of arbitrators, the provisions of this Clause shall prevail.

10.5 Cooperation; Disclosure. Each Party shall cooperate with the other Party in making full disclosure of and providing complete access to all information and documents requested by the other Party in connection with such proceedings, subject only to any confidentiality obligations binding on such Parties.

10.6 Jurisdiction. Judgment upon the award rendered by the arbitration may be entered into by any court having jurisdiction, or application may be made to such court for a judicial recognition of the award or any order of enforcement thereof.

10.7 Continuing Obligations. During the period when a dispute is being resolved, the Parties shall in all other respects continue their implementation of this Agreement.

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11. ASSIGNMENT

No part of this Agreement shall be assigned or transferred by either Party without the prior written consent of the other Party. Any such assignment or transfer shall be void. Party A, however, may assign its rights and obligations hereunder to an Affiliate.

12. NOTICES

Notices or other communications required to be given by any party pursuant to this Agreement shall be written in English and Chinese and delivered personally or sent by registered mail or postage prepaid mail or by a recognized courier service or by facsimile transmission to the address of relevant each party or both parties set forth below or other address of the party or of the other addressees specified by such party from time to time. The date when the notice is deemed to be duly served shall be determined as the follows: (a) a notice delivered personally is deemed duly served upon the delivery; (b) a notice sent by mail is deemed duly served the tenth (10th) day after the date when the air registered mail with postage prepaid has been sent out (as is shown on the postmark), or the fourth (4th) day after the delivery date to the internationally recognized courier service agency; and (c) a notice sent by facsimile transmission is deemed duly served upon the receipt time as is shown on the transmission confirmation of relevant documents.

PARTY A      Capital Future Development Limited

             Address:

             Attn:

             Fax:

             Tel:



PARTY B:     Zhejiang Yong Xin Digital Technology Co., Ltd.

             Address: No. 315 Hu Shu Nan Rd, Gong Ye District, Hangzhou, China

             Attn:

             Fax:

             Tel:

13. GENERAL

13.1 The failure to exercise or de]ay in exercising a right or remedy under this Agreement shall not constitute a waiver of the right or remedy or waiver of any other rights or remedies and no single or partial exercise of any right or

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remedy under this Agreement  shall prevent any further  exercise of the right or remedy or the exercise of any other right or remedy.

13.2 Should any Clause or any part of any Clause contained in this Agreement be declared invalid or unenforceable for any reason Whatsoever, all other Clauses or parts of Clauses contained in this Agreement shall remain in full force and effect.

13.3 This Agreement constitutes the entire agreement between the Parties relating to the subject matter of this Agreement and supersedes all previous agreements.

13.4 No amendment or variation of this Agreement shall be valid unless it is in writing and signed by or on behalf of each of the Parties.

13.5 This Agreement shall be executed in two(2) duplicate originals in English. Each Party has received one (1) duplicate original, and all originals shall be equally valid.



                            [SIGNATURE PAGE FOLLOWS]

                                [Signature Page]

      IN WITNESS WHEREOF both parties hereto have caused this Agreement to be duly executed by their legal representatives and duly authorized representatives on their behalf as of the date first set forth above.


PARTY A:   Capital Future Development Limited
           Capital Future Development Limited
           Legal/Authorized Representative: /s/
                                           ----------------------------
           Name:
                -------------------------------------------------------
           Title:
                 ------------------------------------------------------

PARTY B:   Zhejiang Yong Xin Digital Technology Co., Ltd

           Legal/Authorized Representative: /s/
                                           ----------------------------
           Name:
                -------------------------------------------------------
           Title:
                 ------------------------------------------------------

APPENDIX 1: THE CONTENT LIST OF CONSULTING AND SERVICES

(1)

(2)

(3)

(4)

(5)

(6)

(7)

(8)



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